Exhibit 99.1

Pulse Biosciences Reports Business Updates and Second Quarter 2025 Financial Results

HAYWARD, California. [Business Wire] – August 12, 2025. Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel and proprietary Nanosecond Pulsed Field Ablation™ (nanosecond PFA or nsPFA™) technology, today announced business updates and financial results for the second quarter ended June 30, 2025.

Recent Business Highlights

Soft Tissue Ablation

●	Expanded the pilot program for the nsPFA Percutaneous Electrode for soft tissue ablation.
●	Treated over 140 Benign Thyroid Nodule patients to date across multiple pilot program centers.
●	Identified five sites to participate in a post-market study of the treatment of benign thyroid disease, with plans to commence enrollment in Q3 upon receipt of IRB approvals.

Surgical AF Ablation

●	Submitted FDA IDE application, including the pivotal study protocol, to support a premarket approval (PMA) application for the treatment of atrial fibrillation (AF) and remain on track to commence the IDE pivotal study in the next few months.
●	Treated 40 patients to date and generated positive clinical outcomes, as indicated by follow up remapping procedures, as part of the nsPFA Cardiac Surgery System multi-center, first-in-human AF feasibility study in Europe.

Endocardial Catheter AF Ablation

●	Submitted FDA IDE application, including the pivotal study protocol, and remain on track to commence the IDE pivotal study in the next few months.
●	Observed improved procedure times since last presented at the Heart Rhythm Society 2025 Meeting in April.
●	Treated over 140 total patients with the nsPFA 360° catheter to date as part of the multi-center, first-in-human AF study in Europe.

“We are advancing the top priorities established at the beginning of 2025 for each of our three market development programs,” said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. “I am delighted to announce that we have expanded the pilot program for the Percutaneous Electrode for soft tissue ablation, submitted our IDE for both the cardiac surgical clamp and nsPFA 360° catheter, all while continuing to treat more patients and generate positive clinical outcomes with our cardiac devices in their respective feasibility studies in Europe. These achievements further reinforce the transformational potential of nsPFA energy for treating benign thyroid disease, AF and additional diseases in the future.”

Second Quarter 2025 Financial Results

Total GAAP costs and expenses, representing research and development and general and administrative expenses, for the three months ended June 30, 2025, were $20.3 million, an increase of $8.5 million compared to $11.7 million in the prior year period. The increase was primarily driven by administrative expenses related to the expanding organization to support advancement of the nsPFA device clinical trials and commercialization, and non-cash stock-based compensation and other compensation. Non-GAAP costs and expenses for the three months ended June 30, 2025, were $14.8 million, an increase of $5.4 million compared to $9.4 million in the prior year period.

GAAP net loss for the three months ended June 30, 2025 was ($19.2) million compared to ($11.4) million for the three months ended June 30, 2024. Non-GAAP net loss for the three months ended June 30, 2025 was ($13.7) million compared to ($9.0) million for the three months ended June 30, 2024.

Cash and cash equivalents totaled $106.3 million as of June 30, 2025, compared to $26.2 million as of June 30, 2024 and $119.3 million as of March 31, 2025. Cash used in operating activities in the second quarter of 2025 totaled $12.8 million, compared to $8.4 million used in the same period in the prior year, and $13.5 million used in the first quarter of 2025.

Reconciliations of GAAP to Non-GAAP cost and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, August 12, 2025, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-800-715-9871 or 1-646-307-1963 and providing passcode 2036874. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers, such as surgical soft tissue ablation.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA, nanosecond PFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, restructuring, severance, and a legal settlement. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude non-cash expenses for stock-based compensation, depreciation and amortization, restructuring costs, severance expense and legal settlement expenses.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s future commercialization and product development efforts and whether those efforts will be successful, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device, such as the nsPFA 360° Cardiac Catheter System, the nsPFA Cardiac Surgical System, and the nsPFA Percutaneous Electrode System, and statements concerning the Company’s future clinical and regulatory initiatives anywhere in the world, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$106,349	$118,038
Inventory	51	—
Prepaid expenses and other current assets	1,760	1,411
Total current assets	108,160	119,449

Property and equipment, net	1,109	1,160
Intangible assets, net	907	1,220
Goodwill	2,791	2,791
Right-of-use assets	6,607	7,163
Other assets	677	677
Total assets	$120,251	$132,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,742	$1,673
Accrued expenses	4,777	7,027
Lease liability, current	1,459	1,355
Total current liabilities	8,978	10,055

Lease liability, less current	6,786	7,543
Total liabilities	15,764	17,598

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized – 500,000 shares; issued and outstanding – 67,278 shares and 65,926 shares at June 30, 2025 and December 31, 2024, respectively	67	66
Additional paid-in capital	530,883	505,296
Accumulated deficit	(426,463)	(390,500)
Total stockholders’ equity	104,487	114,862
Total liabilities and stockholders’ equity	$120,251	$132,460

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2025	2024	2025	2023
Revenues:
Product revenues	$—	$—	$—	$—
Total revenues	—	—	—	—
Cost and expenses:
Research and development	12,088	7,230	22,401	13,971
General and administrative	8,187	4,496	15,918	8,370
Total cost and expenses	20,275	11,726	38,319	22,341
Loss from operations	(20,275)	(11,726)	(38,319)	(22,341)
Other income:
Interest income, net	1,107	343	2,356	821
Total other income	1,107	343	2,356	821
Net loss	(19,168)	(11,383)	(35,963)	(21,520)
Comprehensive loss	$(19,168)	$(11,383)	$(35,963)	$(21,520)
Net loss per share:
Basic and diluted net loss per share	$(0.28)	$(0.20)	$(0.54)	$(0.38)
Weighted average shares used to compute net loss per common share — basic and diluted	67,276	57,180	67,201	57,152

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
Stock Based Compensation Expense:	2025	2024	2025	2023
Research and development	$2,335	1,001	5,097	1,950
General and administrative	2,854	1,051	5,773	1,861
Total stock-based compensation expense	$5,189	$2,052	$10,870	$3,811

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$12,088	$7,230	$22,401	$13,971
Less: Stock-based compensation expense	(2,335)	(1,001)	(5,097)	(1,950)
Less: Depreciation and amortization	(44)	(52)	(90)	(105)
Non-GAAP Research and development	$9,709	$6,177	$17,214	$11,916

Reconciliation of GAAP to non-GAAP General and administrative:
GAAP General and administrative	$8,187	$4,496	$15,918	$8,370
Less: Stock-based compensation expense	(2,854)	(1,051)	(5,773)	(1,861)
Less: Depreciation and amortization	(229)	(246)	(466)	(492)
Add: Legal settlement	—	—	590	—
Non-GAAP General and administrative	$5,104	$3,199	$10,269	$6,017

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$20,275	$11,726	$38,319	$22,341
Less: Stock-based compensation expense	(5,189)	(2,052)	(10,870)	(3,811)
Less: Depreciation and amortization	(273)	(298)	(556)	(597)
Add: Legal settlement	—	—	590	—
Non-GAAP Cost and expenses	$14,813	$9,376	$27,483	$17,933

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(19,168)	$(11,383)	$(35,963)	$(21,520)
Add: Stock-based compensation expense	5,189	2,052	10,870	3,811
Add: Depreciation and amortization	273	298	556	597
Less: Legal settlement	—	—	(590)	—
Non-GAAP Net loss	$(13,706)	$(9,033)	$(25,127)	$(17,112)